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                                                                       Exhibit 5



                  [LONG ISLAND LIGHTING COMPANY LETTERHEAD]

                                                            April 4, 1994



Long Island Lighting Company
175 East Old Country Road
Hicksville, New York 11801

         Re:  Debt and Equity Securities

Gentlemen:

         As General Counsel for Long Island Lighting Company (the "Company"), I am familiar with the proposed issuance by the Company of General & Refunding Bonds, Debentures, Preferred Stock and Common Stock in the aggregate principal amount of up to $803,550,000 (the "Securities"). This amount includes $299,550,000 of Securities previously registered and unissued under Registration No. 33-60744 and $4,000,000 of General and Refunding Bonds previously registered and unissued under Registration No. 33-45834. In connection with the proceedings before the Securities and Exchange Commission with respect hereto, I submit this opinion and hereby consent to its use as
Exhibit 5 to the Shelf Registration Statement on Form S-3 for the issuance of up to an additional $500,000,000 of Securities proposed to be filed by the Company under the Securities Act of 1933, as amended (the "New Registration Statement"), and to the use of my name herein and in the Prospectus forming a part thereof (the "Prospectus").

         I have examined and am familiar with (i) the Restated Certificate of Incorporation and By-laws of the Company, the Registration Statement and the Prospectus and (ii) with the Petitions dated October 7, 1991, January 22, 1993, and January 6, 1994 that have been filed by the Company with the Public Service Commission of the State of New York (the "PSC") requesting authority to sell and issue the Securities (the "Petitions"); and I have reviewed the proceedings taken with respect to the authorization, issuance and sale of the Securities.

         Based upon the foregoing and upon my general familiarity with the affairs of the Company, I advise you that in my opinion:

         I. The Company is a corporation duly organized and validly existing under the laws of the State of New York.

        II. No State regulatory body or agency, other than the PSC, has jurisdiction over the transactions proposed by the Company or any part thereof.
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   III.  No federal commission or agency other than the Securities and Exchange
Commission, under the Securities Act of 1933, as amended, has jurisdiction over the transactions proposed by the Company or any part thereof.

    IV. All action necessary to make valid the sale and issuance of the Securities will have been taken when (a) the New Registration Statement relating thereto (and any amendments, post-effective amendments, the Prospectus or any prospectus supplements) shall have become effective; (b) orders have been issued by the PSC authorizing the relief requested in the Petition; (c) the Board of Directors of the Company shall have taken appropriate action to authorize the execution, delivery, issuance and sale of the Securities; (d) if the Securities are issued as General and Refunding Bonds, the proposed Supplemental Indenture to the G&R Indenture shall have been qualified under the Trust Indenture Act of 1939 and duly executed and delivered; (e) if the Securities are issued as Debentures, the proposed Supplemental Indenture to the appropriate Debenture Indenture shall have been qualified under the Trust Indenture Act of 1939 and duly executed and delivered; (f) the Securities shall have been executed by the Company, and, if applicable, authenticated by the Trustee and delivered for value; (g) if the Securities are issued as Preferred Stock, the Company shall have filed with the State of New York, a Certificate of Amendment to the Company's Restated Certificate of Incorporation stating the number, designation, relative rights, preference and limitations of such series of the Preferred Stock with the consent and approval of the PSC endorsed thereunder; and (h) if the Securities are issued as either Preferred Stock or Common Stock, the Company shall have received the full consideration (not less than the par value thereof) for each share.

     V. When the foregoing steps shall have been taken with respect to the Securities and the Securities have been sold, the Securities will be legally issued, fully paid and non-assessable and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms.

                                                   Very truly yours,

                                                   /s/ ROBERT J. GREY

                                                   Robert J. Grey
                                                   General Counsel


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